UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 06, 2025

Neogen Corporation

(Exact name of Registrant as Specified in Its Charter)

Michigan	0-17988	38-2367843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place
Lansing, Michigan		48912
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (517) 372-9200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.16 par value per share	NEOG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reflecting the previously announced reorganization of the Company’s operations organization to report into David Naemura in advance of the retirement of Doug Jones, who will be retiring as Chief Operating Officer effective February 28, 2025, David Naemura has been appointed Chief Operating Officer effective January 1, 2025, in addition to his role as Chief Financial Officer.

In connection with his new responsibilities, Mr. Naemura’s compensation has been increased to reflect a base salary of $650,000, an annual incentive cash bonus opportunity equal to 100% of his base salary, and annual long-term incentive equity awards valued at $2.5 million. His increased compensation is effective January 1, 2025, and will be prorated, as applicable, for fiscal 2025.

Mr. Naemura, age 55, joined the Company in November 2022 as Chief Financial Officer. Prior to joining the Company, Mr. Naemura served as the Senior Vice President and Chief Financial Officer of Vontier Corporation from February 2020 until November 2022. Mr. Naemura also served as Chief Financial Officer of Gates Industrial Corporation from March 2015 to January 2020. Additional information regarding Mr. Naemura’s background can be found in the proxy statement filed by the Company with the SEC on September 13, 2024.

To provide further focus on demand generation globally, the Company will be adding a Chief Commercial Officer responsible for Neogen’s commercial organization, including the global sales, marketing, and communications functions.

Following his retirement as Chief Operating Officer, Mr. Jones will continue in a part-time capacity providing transition support to both the operations and commercial organizations, as well as other assistance as needed. Mr. Jones will dedicate a minimum of forty hours per month until December 31, 2025, at a rate of $250/hour. Mr. Jones also will be eligible for a prorated incentive cash performance bonus for the 2025 fiscal year and his long-term incentive equity will continue to vest according to the current schedule during his tenure as an employee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION

Date:	January 7, 2025	By:	/s/ Amy M. Rocklin
Name: Amy M. Rocklin Title: Chief Legal & Compliance Officer, Corporate Secretary